EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Versatile Entertainment, Inc.
Los Angeles, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 23, 2005 relating to the financial statements of Versatile Entertainment, Inc.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

                                    /s/ Grobstein Horwath & Company LLP
                                    -----------------------------------
                                    GROBSTEIN, HORWATH & COMPANY LLP


Grobstein Horwath and Company, LLP
Sherman Oaks, California
January 6, 2006